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EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-95704, No. 33-79960, and No. 333-41639 of Department 56, Inc. and
subsidiaries on Form S-8 of our report dated February 22, 2002 (March 1, 2002 as to the first paragraph of Legal Proceedings of Note 6) appearing in this Annual Report on Form 10-K of Department 56, Inc. and subsidiaries for the year ended December 29, 2001.




Deloitte & Touche LLP
Minneapolis, Minnesota
March 28, 2002